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JUNO LIGHTING ANNOUNCES STOCKHOLDER APPROVAL OF MERGER WITH FREMONT INVESTORS

DES PLAINES, Ill., June 29, 1999 -- Juno Lighting, Inc. (Nasdaq: JUNO) today announced that Juno stockholders voted to approve the merger with Fremont Investors and two related proposals at the special meeting of stockholders held today.

Juno anticipates that the merger and recapitalization will be consummated June 30, 1999. After the time of consummation, the Juno stock to be issued in connection with the merger will begin trading on a "when issued" basis under the ticker symbol JUNO V.

Juno is a specialist in the design, manufacturing, and marketing of lighting fixtures for commercial and residential use.

Any offering of securities in connection with the merger and recapitalization will be made only by means of a prospectus. This news release shall not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Juno's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that can cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in Juno's reports on Form 1O-K and 10-Q and its registration statement on Form S-4 on file with the Securities and Exchange Commission.


Contact:    George Bilek, Juno Lighting, Inc. (847) 813-8330

            Joel Chemers, Juno Lighting, Inc. (847) 813-8384